U.S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          December 10, 1997


                    GREIF BROS. CORPORATION
     (Exact name of registrant as specified in its charter)


         Delaware                      1-566               31-4388903
(State or other jurisdiction        (Commission          (I.R.S. Employer
of incorporation)                   File Number)        Identification No.)


  425 Winter Road, Delaware, Ohio             43015
(Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code 	  740-549-6000


                               Not Applicable
       (Former name or former address, if changed since last report)

                            Page 1 of 6 Pages
                      Index to Exhibits at Page 4


Item 5.   Other Events

	On December 10, 1997, Greif Bros. Corporation (the "Company") signed a non-binding letter of intent (the "Letter of Intent") to acquire all of the outstanding shares of KMI Continental Fibre Drum, Inc. ("KMI"), a Delaware corporation, Fibro Tambor, S.A. de C.V. ("Fibro Tambor"), a Mexican corporation and Sonoco Plastic Drum, Inc. ("SPD"), an Illinois corporation, all of which are wholly-owned subsidiaries of Sonoco Products Co. ("Sonoco"). In addition, the Company would purchase Sonoco's interest in Total Packaging Systems of Georgia, LLC ("TPS"), a Delaware limited liability company. The business operations of KMI, SPD, Fibro Tambor, TPS and their respective subsidiaries comprise the entire industrial container business operation of Sonoco and its affiliates (the "Industrial Container Business").

	The Letter of Intent provides that the purchase price for the Industrial Container Business will be $225,000,000 in cash. The acquisition will include twelve fibre drum plants and five plastic drum plants along with facilities for research and development, packaging services and distribution.

	The Company and Sonoco expect to proceed toward negotiation and execution of a definitive purchase agreement with respect to the purchase and sale of the Industrial Container Business, which purchase agreement will include such representations, warranties, covenants, conditions (which conditions will include, among others, satisfactory completion of due diligence by the Company and receipt of all required governmental approvals or expiration of applicable waiting periods, as the case may be) and indemnification provisions as are typical in transactions of this nature.

	The execution of the Letter of Intent is described in the press release issued by the Company on December 11, 1997, which is included herewith as Exhibit 99.

Item 7.    Financial Statements and Exhibits

(a)  - (b)  Not applicable

(c)   Exhibits:

  Exhibit Number                   Description

      99                           Press Release issued
                                   December 11, 1997


SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:	December 15, 1997	                    Greif Bros. Corporation



                                       		BY /s/  Michael J. Gasser
                                       		   Michael J. Gasser, Chairman
                                       		   and Chief Executive Officer


INDEX TO EXHIBITS



Exhibit Number              Description                 Pages

     99                     Press Release issued        5 and 6
                            December 11, 1997